UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, Minim, Inc. (the “Company”) announced that Sean Doherty notified the Company of his intention to resign as the Company’s Chief Financial Officer in order to pursue a new opportunity with a private company. Mr. Doherty is committed to an orderly transition of his duties and will remain with the Company until March 31, 2022 or such earlier date as agreed by the Company and Mr. Doherty (the “Separation Date”). Mr. Doherty’s departure is not related to any disagreement with the Company’s accounting, operating policies or practices.

The Company will engage an external firm to support its effort to commence an external search for Mr. Doherty’s replacement.

Effective January 1, 2022 and until a successor has been identified, the Company has appointed Dustin Tacker, the Company’s Vice President and Corporate Controller, to serve as its Interim Chief Accounting Officer. Upon assuming this role, he will also assume the duties of the Company’s principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. Mr. Tacker, 46, joined Minim, Inc. in 2020, and currently serves as the Company’s Vice President of Accounting and Corporate Controller.

Mr. Tacker has over 20 years of finance, accounting and operational leadership experience. Prior to joining Minim, he served as Senior Director of Accounting at Access Information Management. Mr. Tacker was also previously the corporate controller for SmartBear Software and a global controller at General Electric. Mr. Tacker is a Certified Public Accountant and graduated from the University of Texas with a Masters in Professional Accounting and Bachelor in Business Administration.

In connection with his appointment as Interim Chief Accounting Officer, the Board approved a monthly stipend of $1,300 (in addition to his current base salary), to be paid each month in which Mr. Tacker serves as Interim Chief Accounting Officer. There is no family relationship between Mr. Tacker and any of our other officers and directors. There are no understandings or arrangements between Mr. Tacker and any other person pursuant to which Mr. Tacker was appointed as interim Chief Accounting Officer.

The Company has entered into a transition and separation agreement with Mr. Doherty (“Agreement”). Pursuant to the Agreement, Mr. Doherty will continue to serve as the Company’s Chief Financial Officer through the Separation Date (such period through the Separation Date, the “Transition Period”). During the Transition Period, Mr. Doherty will be paid his current base salary and remain eligible to participate in the Company’s health and welfare benefit plans. Subject to continued employment during the Transition Period, Mr. Doherty’s outstanding stock options will be fully vested as of the Separation Date. The vested options will remain exercisable for the three months following the Separation Date in accordance with the Company’s equity plan. The Agreement provides for customary general releases and waivers of claims by Mr. Doherty against the Company. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 22, 2021announcing the resignation of Chief Financial Officer Sean Doherty and appointment of Dustin Tacker as Interim Chief Accounting Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press release of Minim, Inc., dated December 22, 2021.
10.1	Transition and Separation Agreement, dated December 21, 2021, between Minim, Inc. and Sean Doherty.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 22, 2021	MINIM, INC.

		By:	/s/ Graham Chynoweth
		Name:	Graham Chynoweth
		Title:	Chief Executive Officer